Subscription Rights Statement

IMPORTANT: Retain a copy of this statement for your investment, tax and cost-basis records.

	Subscription Rights	[Date]
Account Summary		Account # 9999999999

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

DATE	Transaction Type	Number of Rights
[ ]/[ ]/20	Issuance	[ ]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                     , 2020 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE THROUGH THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV AND AS SET FORTH IN THE “INSTRUCTIONS AS TO USE OF XTANT MEDICAL HOLDINGS, INC. SUBSCRIPTION RIGHTS STATEMENT” ACCOMPANYING THIS RIGHTS STATEMENT.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 4, 2020,

SUBJECT TO EXTENSION OR EARLIER TERMINATION

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) 0.194539 shares of common stock, par value $0.000001 (“Common Stock”), of Xtant Medical Holdings, Inc., a Delaware corporation, at a subscription price of $1.07 per share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Statements” accompanying this Rights Statement. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-subscription Privilege”). The Subscription Rights represented by this Rights Statement may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock. If the subscriber attempts to exercise its Over-subscription Privilege and the Company is unable to issue the subscriber the full amount of shares of Common Stock requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. The Subscription Rights may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the exercise price. THE RIGHTS EVIDENCED BY THIS RIGHTS STATEMENT MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

By completing and delivering this rights statement, the registered owner represents and warrants that they have the right, power and authority, and have taken all action necessary, to exercise these rights pursuant to the rights offering and to execute, deliver and exercise the rights, and that they are not a person otherwise prevented by legal or regulatory restrictions from exercising or acting on behalf of any such person on a non-discretionary basis.

[ ]	Please change my address as indicated.
All registered holders MUST sign in Section 2 on reverse of statement.

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE

The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Subscription Rights shown in the upper right hand corner of the Rights Statement and may subscribe for additional shares of Common Stock upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for shares of Common Stock in the following amounts. To subscribe for shares of Common Stock pursuant to your Basic Subscription Right, please complete lines (a) and (c) below. To subscribe for additional shares of Common Stock pursuant to your Over-subscription Privilege, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$1.07	=	$

	Shares of Common Stock		Subscription price		Payment enclosed

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your Basic Subscription Right in full, you may subscribe for additional shares of Common Stock pursuant to your Over-subscription Privilege

Over-Subscription Privilege:		X	$1.07	=	$

	Shares of Common Stock		Subscription price		Payment enclosed

Method of Payment:

A cashier’s check, drawn against a U.S. bank payable to “EQ Shareowner Services, as Subscription Agent for Xtant Medical Holdings, Inc.”

Wire transfer of immediately available funds directly to the account maintained by EQ Shareowner Services, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at Wells Fargo Bank, N.A., ABA # 121000248, Credit: Stock Transfer Clearing Account, Account # 000-10-67-899, for further credit to Xtant Medical Holdings, Inc., and name of Subscription Rights holder.

FULL PAYMENT MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY A CASHIER’S CHECK DRAWN AGAINST A U.S. BANK PAYABLE TO THE RIGHTS AGENT OR A WIRE TRANSFER MUST BE RECEIVED IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. PERSONAL CHECKS WILL NOT BE ACCEPTED.

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS STATEMENT. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED SHAREHOLDER OR ENTITY, YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

APPLY MEDALLION GUARANTEE STAMP HERE

Signature(s) of Subscriber(s)

Name(s):

Capacity (Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Attn: Corporate Actions Dept.